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The Investment Company of America
333 South Hope Street
Los Angeles, California 90071-1406
Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         R. MICHAEL SHANAHAN, Chairman and CEO, and THOMAS M. ROWLAND, Treasurer of The Investment Company of America, (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                   Principal Financial Officer

THE INVESTMENT COMPANY OF AMERICA             THE INVESTMENT COMPANY OF AMERICA

/s/ R. Michael Shanahan                       /s/ Thomas M. Rowland
R. Michael Shanahan, Chairman                 Thomas M. Rowland, Treasurer

Date: March 10, 2005                          Date: March 10, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE INVESTMENT COMPANY OF AMERICA and will be retained by THE INVESTMENT COMPANY OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.